                                                                   Exhibit 99(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 9, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999, Annual Report to Shareholders of Schwab 1000 Fund (one of the portfolios constituting Schwab Investments) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers
---------------------------
PricewaterhouseCoopers LLP
San Francisco, California
February 16, 2000